UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 19, 2016

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grant of Awards to Directors Under the Penn Virginia Corporation 2016 Management Incentive Plan

On December 19, 2016 (the “Grant Date”), Penn Virginia Corporation (the “Company”) entered into a Director Restricted Stock Unit Award Agreement (each, an “Agreement” and collectively, the “Agreements”) with each of its directors, pursuant to which restricted stock units (“Restricted Stock Units”) were awarded and issued to such directors under the Penn Virginia Corporation 2016 Management Incentive Plan (the “Plan”). The grants of Restricted Stock Units were previously approved by the Board of Directors (the “Board”) and the Compensation and Benefits Committee (the “Compensation Committee”). The Agreements replace the form of Director Restricted Stock Unit Award Agreement previously approved by the Board on October 4, 2016, and contemplate that one-third of the total number of Restricted Stock Units subject to each individual grant will vest on each of the first three anniversaries of the Grant Date, subject to the Plan participant’s continuous service with the Company through the applicable vesting date. Upon the occurrence of a change of control, all unvested Restricted Stock Units will vest as of the date of the change of control. Upon a Plan participant’s termination of service with the Company due to death, disability (as determined by the Board), removal without cause or removal due to failure to be re-elected or re-appointed, all unvested Restricted Stock Units will vest as of the date of such termination.

The form of the Agreement is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Compensation of Directors

The Board and the Compensation Committee have approved the non-employee director compensation package, which consists of (i) an annual cash retainer (the “Annual Retainer”) of $60,000, (ii) a grant of Restricted Stock Units under the above described Agreements with a fair market value of $360,000 total, or $120,000 annually, (iii) a grant of Restricted Stock Units under the above described Agreement with a fair market value of $450,000 total, or $150,000, annually for the Chairman of the Board and (iv) a chair premium (a “Chair Premium”) of $15,000 in cash for the chairperson of the Audit Committee and Compensation Committee and $10,000 in cash for the chairperson of the Nominating and Governance Committee. The Annual Retainer and the Chair Premiums are payable quarterly in arrears.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Director Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2016	PENN VIRGINIA CORPORATION

	By:	/s/ John A. Brooks
John A. Brooks
Interim Principal Executive Officer, Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Director Restricted Stock Unit Award Agreement.